DREYFUS VARIABLE INVESTMENT FUND
                        (MANAGED ASSETS PORTFOLIO)
                NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
To the Shareholders:
         A Special Meeting of Shareholders of the Managed Assets Portfolio (the "Series") of Dreyfus Variable Investment Fund (the "Fund") will be held at the offices of The Dreyfus Corporation, 200 Park Avenue, 7th Floor West, New York, New York, on Friday, January 31, 1997 at 10:00 a.m., for the following purposes:
         1. To amend the Investment Advisory Agreement between the
            Fund and The Dreyfus Corporation with respect to the Series.
         2. To transact such other business as may properly come before the meeting, or any adjournment or adjournments thereof.
         The Board has set the close of business on December 31, 1996 as the record date for determining Series shareholders entitled to receive notice of, and shares having voting rights in connection with, the meeting and any adjournment thereof.
         Shares of the Series have been offered only to separate accounts established by various life insurance companies ("Participating Insurance Companies") to fund variable annuity contracts and variable life insurance policies (collectively, the "Policies"). Series shares held in a separate account which are attributable to Policies will be voted by Participating Insurance Companies in accordance with instructions received from the owners of Policies. This Notice and the accompanying proxy statement and instruction form are being delivered to Policy owners so that they may instruct their Participating Life Insurance Company as to the manner in which the Series shares attributable to such Policies should be voted at the meeting.
                                                         By Order of the Board

                                                         John E. Pelletier
                                                         Secretary

New York, New York
January 6, 1997


                    WE NEED YOUR PROXY VOTE IMMEDIATELY

  A SHAREHOLDER MAY THINK HIS OR HER VOTE IS NOT IMPORTANT, BUT IT IS VITAL. BY LAW, THE MEETING OF SHAREHOLDERS OF THE SERIES WILL HAVE TO BE ADJOURNED WITHOUT CONDUCTING ANY BUSINESS IF LESS THAN A QUORUM IS REPRESENTED. IN THAT EVENT, THE SERIES WOULD CONTINUE TO SOLICIT VOTES IN AN ATTEMPT TO ACHIEVE A QUORUM. CLEARLY, YOUR VOTE COULD BE CRITICAL TO ENABLE THE SERIES TO HOLD THE MEETING AS SCHEDULED, SO PLEASE RETURN YOUR INSTRUCTION FORM IMMEDIATELY. YOU AND ALL OTHER SHAREHOLDERS WILL BENEFIT FROM YOUR COOPERATION.


                    DREYFUS VARIABLE INVESTMENT FUND
                       (MANAGED ASSETS PORTFOLIO)

                             PROXY STATEMENT
                    SPECIAL MEETING OF SHAREHOLDERS
                 TO BE HELD ON FRIDAY, JANUARY 31, 1997

         This statement (referred to as a "proxy statement") is furnished in connection with a solicitation of proxies by the Board of Dreyfus Variable Investment Fund (the "Fund") to be used at the Special Meeting of Shareholders of the Managed Assets Portfolio (the "Series") of the Fund to be held on Friday, January 31, 1997, at 10:00 a.m., at the offices of The
Dreyfus Corporation, 200 Park Avenue, 7th Floor West, New York, New York, for the purposes set forth in the accompanying Notice of Special Meeting of Shareholders.
         Shares of the Series have been offered only to separate accounts established by various life insurance companies ("Participating Life Insurance Companies") to fund variable annuity contracts and variable life insurance policies (collectively, the "Policies"). As the owners of all of the assets held in such separate accounts, the Participating Insurance Companies are the record owners of the Series' shares. However, pursuant to applicable laws, Series shares held in a separate account which are attributable to Policies will be voted by the relevant Participating Insurance Company in accordance with instructions received from the holders of the Policies ("Policyowners"). The Participating Insurance Companies have agreed to solicit instructions from Policyowners of record as of December 31, 1996 (the "Record Date") and to vote by proxy the shares at the meeting according to such instructions. To be effective, voting instructions must be received by the relevant Participating Insurance Company prior to the commencement of the meeting on January 31, 1997. Such instructions may be revoked at any time prior to the meeting by written notice of revocation or another proxy delivered to the relevant Participating Insurance Company.
         There were 1,883,182.948 Series shares outstanding as of December
24, 1996. Each outstanding Series share is entitled to one vote. Fractional shares also will be counted. The number of shares which each Policyowner may instruct his or her Participating Insurance Company to vote is specified on the voting instruction form enclosed herewith. This number was calculated based on the Policyowner's interest in his or her Policy as of the Record Date.
         Each Participating Insurance Company will vote by proxy (i) Series shares as to which no timely instructions are received, (ii) Series shares owned exclusively by the Participating Insurance Company or its affiliates and (iii) Series shares held in the separate account representing charges imposed by the Participating Insurance Company against the separate account for or against a proposal in the same proportion as the voting instructions received from Policyowners.
         It is estimated that proxy materials will be mailed to Policyowners of record on or about January 13, 1997. The principal executive offices of the Fund are located at 200 Park Avenue, New York, New York 10166. COPIES OF THE SERIES' MOST RECENT ANNUAL AND SEMI-ANNUAL REPORTS ARE AVAILABLE UPON REQUEST, WITHOUT CHARGE, BY WRITING TO THE FUND AT 144 GLENN CURTISS BOULEVARD, UNIONDALE, NEW YORK 11556-0144, OR BY CALLING TOLL-FREE 1-800-645-6561.

         PROPOSAL: CONSIDERATION OF AN AMENDMENT TO THE INVESTMENT ADVISORY
                   AGREEMENT BETWEEN THE FUND AND THE DREYFUS CORPORATION WITH RESPECT TO THE SERIES.

INTRODUCTION
         The Dreyfus Corporation ("Dreyfus") currently serves as the Series' investment adviser pursuant to an Investment Advisory Agreement (the "Existing Advisory Agreement") with the Fund. Since the Series' inception, Comstock Partners, Inc. ("Comstock") has served as the Series' sub-investment adviser and provided the day-to-day management of the Series' portfolio pursuant to a Sub-Investment Advisory Agreement (the "Sub-Advisory Agreement") with the Fund. On August 30, 1996, Stanley D. Salvigsen, Chairman of the Board and owner of more than 25% of the outstanding voting shares of Comstock, died. Under the Investment Company Act of 1940, as amended (the "1940 Act"), the transfer of more than 25% of the outstanding voting shares of an investment adviser may be deemed to be a change in control of the investment adviser, which is deemed to constitute an "assignment" of an investment advisory agreement with that investment adviser. The 1940 Act provides than an investment advisory agreement terminates automatically upon its "assignment." Consequently, Mr. Salvigsen's death and subsequent transfer of his Comstock voting shares to his estate may be deemed to have resulted in an "assignment" and termination of the Sub-Advisory Agreement. Comstock, however, continued to serve as sub-investment adviser to the Series without shareholder approval of a new contract for a period of 120 days after termination of the Sub-Advisory Agreement pursuant to the provisions of the 1940 Act. For Comstock to continue to serve as the Series' sub-investment adviser after this 120-day period, shareholders would have to approve a new sub-investment advisory agreement with Comstock.
         After considering the nature of the services provided to the Series by Comstock under the Sub-Advisory Agreement and those proposed to be provided by Dreyfus, as described below, the Fund's Board determined not to recommend a new sub-investment advisory agreement with Comstock for shareholder approval. Accordingly, Comstock has ceased to serve as sub-investment adviser to the Series as of the close of business on December 31, 1996. As of such time, Dreyfus assumed responsibility for the day-to-day management of the Series' portfolio and provided the Series with portfolio managers. See "Additional Information" below.
         In connection with Dreyfus agreeing to provide the day-to-day management of the Series' portfolio, at a meeting held on December 9, 1996, the Fund's Board, including a majority of the Board members who are not "interested persons" of the Fund (as defined in the 1940 Act), approved amending the Investment Advisory Agreement (the "Amended Advisory Agreement"), with respect to the Series, to (i) delete references to Comstock and the engagement of a sub-investment adviser by the Series, and (ii) increase the advisory fee payable to Dreyfus so that it equals the aggregate annual rate payable to Dreyfus and Comstock for advisory services under the Existing Advisory Agreement and Sub-Advisory Agreement, respectively. The Board also directed that the Amended Advisory Agreement be submitted to Series shareholders at this meeting. Under the Amended Advisory Agreement, Dreyfus will continue to provide the services it provides under the Existing Advisory Agreement and will provide the day-to-day management of the Series' portfolio, which was provided by Comstock under the Sub-Advisory Agreement, for a monthly fee at the annual rate of .75 of 1% of the value of the Series' average daily net assets. This proposed fee is equal to the aggregate annual rate of fee payable by the Series to Dreyfus and Comstock. A copy of the amended Advisory Agreement in the form being presented for approval, and as approved by the Fund's Board, is set forth as Exhibit A to this proxy statement.
                                   Page 2

INFORMATION PERTAINING TO DREYFUS
         Dreyfus, located at 200 Park Avenue, New York, New York 10166, is a wholly-owned subsidiary of Mellon Bank, N.A., which is a wholly-owned subsidiary of Mellon Bank Corporation ("Mellon"). As of December 31, 1996, Dreyfus managed or administered approximately $82 billion in assets for approximately 1.7 million investor accounts nationwide. The name of each registered investment company with a similar investment objective as the Series for which Dreyfus acts as investment adviser, the amount of its net assets and the annual rate of Dreyfus' compensation for services to each such company is set forth on Exhibit B to this proxy statement.
         Mellon, located at One Mellon Bank Center, Pittsburgh, Pennsylvania 15258, is a publicly owned multibank holding company incorporated under Pennsylvania law in 1971 and registered under the Federal Bank Holding Company Act of 1956, as amended. Mellon provides a comprehensive range of financial products and services in domestic and selected international markets. Mellon is among the twenty-five largest bank holding companies in the United States based on total assets. Mellon's principal wholly-owned subsidiaries are Mellon Bank, Mellon Bank (DE) National Association, Mellon Bank (MD), The Boston Company, Inc., AFCO Credit Corporation and a number of companies known as Mellon Financial Services Corporations. Through its subsidiaries, including Dreyfus, Mellon managed more than $226 billion in assets as of September 30, 1996, including approximately $85 billion in proprietary mutual fund assets. As of September 30, 1996, Mellon, through various subsidiaries, provided non-investment services, such as custodial or administration services, for more than $905 billion in assets, including approximately $60 billion in mutual fund assets.
         Christopher M. Condron is President, Chief Executive Officer, Chief Operating Officer and a director of Dreyfus. The other directors of Dreyfus are W. Keith Smith, Chairman of the Board of Dreyfus, One Mellon Bank Center, Pittsburgh, Pennsylvania 15258; Mandell L. Berman, real estate consultant and private investor, 29100 Northwestern Highway, Southfield, Michigan 48034; Frank V. Cahouet, Chairman of the Board, President and Chief Executive Officer of Mellon, One Mellon Bank Center, Pittsburgh, Pennsylvania 15258; Lawrence S. Kash, Vice Chairman-Distribution of Dreyfus; Stephen E. Canter, Vice Chairman and Chief Investment Officer of Dreyfus; Burton C. Borgelt, former Chairman and CEO of Dentsply International, Inc., 2497 N. Hoover Road, Nashville, Indiana 47448; and Philip L. Toia, Vice Chairman-Operations and Administration of Dreyfus. Unless otherwise provided, the address of the principal executive officer and each director of Dreyfus is 200 Park Avenue, New York, New York 10166.
DESCRIPTION OF THE EXISTING ADVISORY AGREEMENT
         Dreyfus currently serves as the Series' investment adviser pursuant to the Existing Advisory Agreement dated August 24, 1994. The Existing Advisory Agreement was last approved by the Fund's Board, including a majority of the Board members who are not interested persons of the Fund or Dreyfus, at a meeting held on March 11, 1996. Shareholders last voted to approve the Existing Advisory Agreement at a meeting held on August 22, 1994.
         Under the terms of the Existing Advisory Agreement, Dreyfus supervises and assists in the overall management of the Series' affairs, subject to the supervision and approval of the Fund's Board in accordance with Massachusetts law. In addition, Dreyfus supplies office facilities (which may be in its own offices), data processing services, clerical, accounting and bookkeeping services, internal auditing and legal services, internal executive and administrative services, and stationery and office supplies; prepares reports to shareholders, tax returns, reports to and filings with the Securities and Exchange Commission and state Blue Sky authorities; calculates the net asset value of Series shares; and generally assists in all aspects of the Series' operations. Dreyfus bears all expenses in connection with the performance of its services under the Existing Advisory Agreement.
         As compensation for Dreyfus' services under the Existing Advisory Agreement, the Fund has agreed to pay Dreyfus a monthly fee at the annual rate of .375 of 1% of the value of the Series' average daily net assets. The fee payable to Dreyfus is not subject to reduction as the value of the Series' net assets increases, but may be reduced pursuant to expense limitations in effect. For the fiscal year ended December 31, 1995, the investment advisory fee paid to Dreyfus by the Series amounted to $108,913.
                                   Page 3

         All expenses incurred in the operation of the Fund are borne by the Fund, except to the extent specifically assumed by Dreyfus or a sub-investment adviser to a series of the Fund. The expenses borne by the Fund include: taxes, interest, loan commitment fees, interest and distributions paid on securities sold short, brokerage fees and commissions, if any, fees of Board members who are not officers, directors, employees or holders of 5% or more of the outstanding voting securities of Dreyfus or a sub-investment adviser to a series of the Fund or any of their affiliates, Securities and Exchange Commission fees, state Blue Sky qualification fees, advisory fees, charges of custodians, transfer and dividend disbursing agents' fees, certain insurance premiums, industry association fees, outside auditing and legal expenses, costs of maintaining the Fund's existence, costs of independent pricing services, costs attributable to investor services (including, without limitation, telephone and personnel expenses), costs of preparing and printing prospectuses and statements of additional information for regulatory purposes and for distribution to existing shareholders, costs of shareholders' reports and meetings, and any extraordinary expenses. Expenses attributable to the Series are charged against the assets of the Series; other expenses of the Fund are allocated among the Fund's series on the basis determined by the Board, including, but not limited to, proportionately in relation to the net assets of each series.
         The Existing Advisory Agreement provides that if in any fiscal year the aggregate expenses of the Series (including fees pursuant to the Existing Advisory Agreement, but excluding interest, taxes, brokerage and, with the prior written consent of the necessary state securities commissions, extraordinary expenses) exceed the expense limitation of any state having jurisdiction over the Series, the Series may deduct from the fees to be paid to Dreyfus, or Dreyfus bear, such excess expense to the extent required by state law. Such deduction or payment, if any, is estimated daily, and reconciled and effected or paid, as the case may be, on a monthly basis.
         The Existing Advisory Agreement may be terminated without penalty, on 60 days' notice, by the Fund's Board or by vote of the holders of a majority of the Series' shares, or, upon not less than 90 days' notice, by Dreyfus. The Existing Advisory Agreement will terminate automatically in the event of its assignment (as defined in the 1940 Act).
DESCRIPTION OF THE AMENDED ADVISORY AGREEMENT
         The Amended Advisory Agreement and Existing Advisory Agreement are substantially identical, except that the amended Advisory Agreement provides that Dreyfus, not Comstock, will conduct a continuous program of investment, evaluation and, if appropriate, sale and reinvestment of the Series' assets. In addition, the Amended Advisory Agreement provides that Dreyfus be compensated for the investment management services it will provide to the Series, which services were previously provided by Dreyfus and Comstock, at an annual rate equal to the aggregate annual rate previously payable to Dreyfus and Comstock for such services.
         As compensation for Dreyfus' services under the Amended Advisory Agreement, the Fund has agreed to pay Dreyfus a monthly fee at the annual rate of .75 of 1% of the value of the Series' average daily net assets. If the proposed fee payable to Dreyfus under the Amended Advisory Agreement had been in effect for the Series' last fiscal year, the management fee payable to Dreyfus by the Series would have amounted to $217,826, which represents a 100% increase in the fee paid to Dreyfus, but equals the aggregate fee paid by the Series to Dreyfus and Comstock during the fiscal year.
         If approved by shareholders, the Amended Advisory Agreement will continue in effect until May 21, 1998, and thereafter will continue automatically for successive annual periods ending on May 21st of each year, provided such continuance is specifically approved at least annually by (i) the Fund's Board or (ii) vote of a majority (as defined in the 1940 Act) of the Series' outstanding voting securities, provided that in either event the continuance also is approved by a majority of the Fund's Board members who are not "interested persons" (as defined in the 1940 Act), by vote cast in person at a meeting called for the purpose of voting on such approval.
BOARD CONSIDERATIONS
         In considering whether to approve the Amended Advisory Agreement and to submit it to shareholders for their approval, the Fund's Board considered the following: (1) the matters set forth under "Introduction" above; (2) under the Amended Advisory Agreement, Dreyfus will provide advisory and other services the scope and quality of which will be at least equivalent to those provided by Dreyfus and Comstock; (3) the comparability of the services to be provided under the
                                   Page 4

Amended Advisory Agreement with those provided under the Existing Advisory Agreement and the Sub-Advisory Agreement; and (4) the fact that the annual rate of the advisory fee payable by the Series to Dreyfus for investment advisory services under the Amended Advisory Agreement would equal the aggregate annual rate of the advisory fee payable to Dreyfus and Comstock for investment advisory services under the Existing Advisory Agreement and Sub-Advisory Agreement.
VOTE REQUIRED AND BOARD MEMBERS' RECOMMENDATION
         Approval of this proposal requires the affirmative vote of (a) 67% of the Series' voting securities present at the meeting, if the holders of more than 50% of the Series' outstanding voting securities are present or represented by proxy, or (b) more than 50% of the Series' outstanding voting securities, whichever is less.
THE FUND'S BOARD, INCLUDING THE "NON-INTERESTED" BOARD MEMBERS, RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE AMENDED INVESTMENT ADVISORY AGREEMENT BETWEEN THE FUND AND DREYFUS WITH RESPECT TO THE SERIES

                          ADDITIONAL INFORMATION
         Effective following the close of business on December 31, 1996, the Series' primary portfolio manager will be Timothy M. Ghriskey. Mr. Ghriskey has been employed by Dreyfus since July 1995. For more than five years prior thereto, he was Vice President and Associate Managing Partner of Loomis, Sayles & Company. The Series will be managed as a "contrary value" portfolio and its investments will include (i) securities which are out-of-favor and whose price to earnings ratios are lower than the rest of the market or industry, (ii) securities which are temporarily depressed but for which a turnaround is expected and (iii) special situations, such as corporate restructurings, gold stocks and high yield bonds. In addition, Dreyfus intends to utilize certain investment techniques, such as short-selling and leveraging, in connection with its management of the Series' portfolio. The Series' policies have permitted it to engage in such transactions, but, except for short sales "against the box" and leverage on a secured basis through entry into reverse repurchase agreements, the Series has not implemented these techniques in the past. For a description of short-selling and leveraging and their related risks, see "Description of the Fund -- Investment Considerations and Risks" and "Appendix -- Investment Techniques" in the Fund's Prospectus.
         Premier Mutual Fund Services, Inc. (the "Distributor"), with principal offices at 60 State Street, Boston, Massachusetts 02109, serves as the Fund's distributor. The Distributor's ultimate parent is Boston Institutional Group, Inc.
         Dreyfus Transfer, Inc. (the "Transfer Agent"), a wholly-owned subsidiary of Dreyfus, P.O. Box 9671, Providence, Rhode Island 02940-9671, is the Fund's transfer and dividend disbursing agent. Under a transfer agency agreement with the Fund, the Transfer Agent arranges for the maintenance of shareholder account records for the Fund, the handling of certain communications between shareholders and the Fund, and the payment of dividends and distributions payable to the Fund. For these services, the Transfer Agent receives a monthly fee computed on the basis of the number of shareholder accounts it maintains for the Fund during the month, and is reimbursed for certain out-of-pocket expenses. For the period December 1, 1995 (effective date of the transfer agency agreement) through June 30, 1996, the Fund paid the Transfer Agent $314.
                            VOTING INFORMATION
         As of December 24, 1996, the following shareholders were known by the Fund to own of record and beneficially 5% or more of the Series' outstanding voting securities: Transamerica Occidental Life Insurance Company, Separate Account VA-2L, Accounting Department, P.O. Box 33849, Charlotte, North Carolina 28233-3849--68.2%; and First Transamerica Life Insurance Company, Separate Account VA-ZLNY, Accounting Department, P.O. Box 33849, Charlotte, North Carolina 28233-3849--27.1%.
         Under the 1940 Act, a shareholder that beneficially owns, directly or indirectly, more than 25% of the Series' total outstanding shares may be deemed a "control person" of the Series.
         The proportionate voting policy described above may result in certain Policyowners' instructions affecting the vote of 5% or more of the Series' total outstanding shares. These particular Policyowners and the percentage of votes which their instructions may affect will depend upon the number of shares attributable to Policyowners that provide instructions and Policyowners that do not.
                                   Page 5

         As of December 24, 1996, no officer or Board member of the Fund owned any of the Series' outstanding voting securities.
         The representation at the meeting, in person or by proxy, of the holders of shares constituting 30% of all shares outstanding and entitled to vote on a matter constitutes a quorum for the transaction of business. Abstentions will be treated as present for purposes of determining the presence or absence of a quorum. Abstentions will have the same effect as votes cast against approval of the Amended Advisory Agreement.

                               OTHER MATTERS
         The Fund's Board is not aware of any other matters which may come before the meeting. However, should any such matters properly come before the meeting, it is the intention of the proxy holders to vote their proxies in accordance with their judgment on such matters.
         The Series will bear the cost of soliciting proxies from shareholders. In addition to the use of the mails, proxies may be solicited personally, by telephone or by telegraph, and the Series may reimburse Participating Insurance Companies for their expenses in sending soliciting materials to Policyowners.
         Unless otherwise required under the 1940 Act, ordinarily it will not be necessary for the Fund to hold annual meetings of shareholders. As a result, the Fund's shareholders will not consider each year the election of Board members or the appointment of auditors. However, the Fund's Board will call a meeting of its shareholders for the purpose of electing Board members if, at any time, less than a majority of the Board members then holding office have been elected by shareholders. Under the 1940 Act, shareholders of record of not less than two-thirds of the Fund's outstanding shares may remove Board members through a declaration in writing or by vote cast in person or by proxy at a meeting called for that purpose. The Board will call a meeting of shareholders for the purpose of voting upon the question of removal of any Board member when requested in writing to do so by the shareholders of record of not less than 10% of the Fund's outstanding shares.
 Shareholders wishing to submit proposals for inclusion in the Fund's proxy statement for a subsequent shareholder meeting should send their written submissions, not less than 120 days prior to the commencement of the solicitation for any such meeting, to the principal executive offices of the Fund at 200 Park Avenue, New York, New York 10166, Attention: General Counsel.

IT IS IMPORTANT THAT VOTING INSTRUCTIONS BE RETURNED PROMPTLY. THEREFORE, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED INSTRUCTION FORM IN THE ENCLOSED STAMPED ENVELOPE.

Dated:  January 6, 1997
                                   Page 6

                                                                     Exhibit A
                                 FORM OF
                      INVESTMENT ADVISORY AGREEMENT

                    DREYFUS VARIABLE INVESTMENT FUND
                             200 PARK AVENUE
                        NEW YORK, NEW YORK  10166


                                                               August 24, 1994
                                                As Amended, ____________, 1997



The Dreyfus Corporation
200 Park Avenue
New York, New York  10166

Dear Sirs:

         The above-named investment company (the "Fund") consisting of the series named on Schedule 1 hereto, as such Schedule may be revised from time to time (each, a "Series"), herewith confirms its agreement with you as follows:
         The Fund desires to employ its capital by investing and reinvesting the same in investments of the type and in accordance with the limitations specified in its charter documents and in its Prospectus and Statement of Additional Information as from time to time in effect, copies of which have been or will be submitted to you, and in such manner and to such extent as from time to time may be approved by the Fund's Board. The Fund desires to employ you to act as the Fund's investment adviser.
         In this connection it is understood that from time to time you will employ or associate with yourself such person or persons as you may believe to be particularly fitted to assist you in the performance of this Agreement.
 Such person or persons may be officers or employees who are employed by both you and the Fund. The compensation of such person or persons shall be paid by you and no obligation may be incurred on the Fund's behalf in any such respect. We have discussed and concur in your employing on this basis the indicated sub-advisers ("Dreyfus-engaged Sub-Investment Advisers") and we intend to employ the indicated sub-advisers ("Fund-engaged Sub-Investment Advisers") named on Schedule 1 hereto to act as the Fund's sub-investment adviser with respect to the Series indicated on Schedule 1 hereto (the "Sub-Advised Series") to provide day-to-day management of the Sub-Advised Series' investments.
         Subject to the supervision and approval of the Fund's Board, you will provide investment management of each Series' portfolio in accordance with such Series' investment objectives and policies as stated in the Fund's Prospectus and Statement of Additional Information as from time to time in effect. In connection therewith, you will obtain and provide investment research and will supervise each Series' investments and conduct, or with respect to the Sub-Advised Series, supervise, a continuous program of investment, evaluation and, if appropriate, sale and reinvestment of such Series' assets. You will furnish to the Fund such statistical information, with respect to the investments which a Series may hold or contemplate purchasing, as the Fund may reasonably request. The Fund wishes to be informed of important developments materially affecting any Series' portfolio and shall expect you, on your own initiative, to furnish to the Fund from time to time such information as you may believe appropriate for this purpose.
         In addition, you will supply office facilities (which may be in your own offices), data processing services, clerical, accounting and bookkeeping services, internal auditing and legal services, internal executive and administrative services, and stationery and office supplies; prepare reports to each Series' stockholders, tax returns, reports to and filings with the
                                   Page A-1

Securities and Exchange Commission and state Blue Sky authorities; calculate the net asset value of each Series' shares; and generally assist in all aspects of the Fund's operations. You shall have the right, at your expense, to engage other entities to assist you in performing some or all of the obligations set forth in this paragraph, provided each such entity enters into an agreement with you in form and substance reasonably satisfactory to the Fund. You agree to be liable for the acts or omissions of each such entity to the same extent as if you had acted or failed to act under the circumstances.
         You shall exercise your best judgment in rendering the services to be provided to the Fund hereunder and the Fund agrees as an inducement to your undertaking the same that neither you nor a Dreyfus-engaged Sub-Investment Adviser shall be liable hereunder for any error of judgment or mistake of law or for any loss suffered by one or more Series, provided that nothing herein shall be deemed to protect or purport to protect you or the Dreyfus-engaged Sub-Investment Adviser against any liability to the Fund or a Series or to its security holders to which you would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of your duties hereunder, or by reason of your reckless disregard of your obligations and duties hereunder, or to which the Dreyfus-engaged Sub-Investment Adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties under its Sub-Investment Advisory Agreement with you or by reason of its reckless disregard of its obligations and duties under said Agreement.
         In consideration of services rendered pursuant to this Agreement, the Fund will pay you on the first business day of each month a fee at the rate set forth opposite each Series' name on Schedule 1 hereto. Net asset value shall be computed on such days and at such time or times as described in the Fund's then-current Prospectus and Statement of Additional Information. Upon any termination of this Agreement before the end of any month, the fee for such part of a month shall be pro-rated according to the proportion which such period bears to the full monthly period and shall be payable upon the date of termination of this Agreement.
         For the purpose of determining fees payable to you, the value of each Series' net assets shall be computed in the manner specified in the Fund's charter documents for the computation of the value of each Series' net assets.
         You will bear all expenses in connection with the performance of your services under this Agreement and will pay all fees of each Dreyfus-engaged Sub-Investment Adviser in connection with its duties in respect of the Fund. All other expenses to be incurred in the operation of the Fund (other than those borne by any Sub-Investment Adviser) will be borne by the Fund, except to the extent specifically assumed by you. The expenses to be borne by the Fund include, without limitation, the following: organizational costs, taxes, interest, loan commitment fees, interest and distributions paid on securities sold short, brokerage fees and commissions, if any, fees of Board members who are not your officers, directors or employees or holders of 5% or more of your outstanding voting securities or those of any Sub-Investment Adviser or any affiliate of you or any Sub-Investment Adviser, Securities and Exchange Commission fees and state Blue Sky qualification fees, advisory fees, charges of custodians, transfer and dividend disbursing agents' fees, certain insurance premiums, industry association fees, outside auditing and legal expenses, costs of independent pricing services, costs of maintaining the Fund's existence, costs attributable to investor services (including, without limitation, telephone and personnel expenses), costs of preparing and printing prospectuses and statements of additional information for regulatory purposes and for distribution to existing stockholders, costs of stockholders' reports and meetings, and any extraordinary expenses.
         As to each Series, if in any fiscal year the aggregate expenses of the Fund (including fees pursuant to this Agreement and the Fund's Sub-Investment Advisory Agreement with a Fund-engaged Sub-Investment Adviser, but excluding interest, taxes, brokerage and, with the prior written consent of the necessary state securities commissions, extraordinary expenses) exceed the expense limitation of any state having jurisdiction over the Series, the Fund may deduct from the fees to be paid hereunder (and the Sub-Investment Advisory Agreement with the Fund-engaged Sub-Investment Adviser), or you (and the Fund-engaged Sub-Investment Adviser) will bear, such excess expense to the extent required by state law. Your obligation pursuant hereto will be limited to the amount of your fees hereunder. Such deduction or payment, if any, will be estimated daily, and reconciled and effected or paid, as the case may be, on a monthly basis.
         The Fund understands that you and each Dreyfus-engaged Sub-Investment Adviser now act, and that from time to time hereafter you or a Dreyfus-engaged Sub-Investment Adviser may act, as investment adviser to one or more other investment companies and fiduciary or other managed accounts, and the Fund has no objection to your and the Dreyfus-engaged
                                   Page A-2

Sub-Investment Adviser's so acting, provided that when the purchase or sale of securities of the same issuer is suitable for the investment objectives of two or more companies or accounts managed by you which have available funds for investment, the available securities will be allocated in a manner believed by you to be equitable to each company or account. It is recognized that in some cases this procedure may adversely affect the price paid or received by one or more Series or the size of the position obtainable for or disposed of by one or more Series.
         In addition, it is understood that the persons employed by you to assist in the performance of your duties hereunder will not devote their full time to such service and nothing contained herein shall be deemed to limit or restrict your right or the right of any of your affiliates to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.
         Neither you nor a Dreyfus-engaged Sub-Investment Adviser shall be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except, in the case of you, for a loss resulting from willful misfeasance, bad faith or gross negligence on your part in the performance of your duties or from reckless disregard by you of your obligations and duties under this Agreement and, in the case of a Dreyfus-engaged Sub-Investment Adviser, for a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under its Sub-Investment Advisory Agreement with you. Any person, even though also your officer, director, partner, employee or agent, who may be or become an officer, Board member, employee or agent of the Fund, shall be deemed, when rendering services to the Fund or acting on any business of the Fund, to be rendering such services to or acting solely for the Fund and not as your officer, director, partner, employee or agent or one under your control or direction even though paid by you.
         As to each Series, this Agreement shall continue until the date set forth opposite such Series' name on Schedule 1 hereto (the "Reapproval Date") and thereafter shall continue automatically for successive annual periods ending on the day of each year set forth opposite the Series' name on
Schedule 1 hereto (the "Reapproval Day"), provided such continuance is specifically approved at least annually by (i) the Fund's Board or (ii) vote of a majority (as defined in the Investment Company Act of 1940) of such Series' outstanding voting securities, provided that in either event its continuance also is approved by a majority of the Fund's Board members who are not "interested persons" (as defined in said Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. As to each Series, this Agreement is terminable without penalty, on 60 days' notice, by the Fund's Board or by vote of holders of a majority of such Series' shares or, upon not less than 90 days' notice, by you. This Agreement also will terminate automatically, as to the relevant Series, in the event of its assignment (as defined in said Act).
         The Fund recognizes that from time to time your directors, officers and employees may serve as directors, trustees, partners, officers and employees of other corporations, business trusts, partnerships or other entities (including other investment companies) and that such other entities may include the name "Dreyfus" as part of their name, and that your corporation or its affiliates may enter into investment advisory or other agreements with such other entities. If you cease to act as the Fund's invest ment adviser, the Fund agrees that, at your request, the Fund will take all necessary action to change the name of the Fund to a name not including "Dreyfus" in any form or combination of words.
         The Fund is agreeing to the provisions of this Agreement that limit a Dreyfus-engaged Sub-Investment Adviser's liability and other provisions relating to a Dreyfus-engaged Sub-Investment Adviser so as to induce the Dreyfus-engaged Sub-Investment Adviser to enter into its Sub-Investment Advisory Agreement with you and to perform its obligations. Each Dreyfus-engaged Sub-Investment Adviser is expressly made a third party beneficiary of this Agreement with rights as respects the Sub-Advised Series to the same extent as if it had been a party hereto.
         This Agreement has been executed on behalf of the Fund by the undersigned officer of the Fund in his capacity as an officer of the Fund.
The obligations of this Agreement shall only be binding upon the assets and property of the Fund and shall not be binding upon any Board member, officer or shareholder of the Fund individually.
         If the foregoing is in accordance with your understanding, will you kindly so indicate by signing and returning to us the enclosed copy hereof.
                                   Page A-3


                                             Very truly yours,

                                             DREYFUS VARIABLE INVESTMENT FUND

                                             By:______________________________



Accepted:

THE DREYFUS CORPORATION


By:_______________________________

                                   Page A-4

                                  SCHEDULE 1


                                         Annual Fee as
                                          a Percentage
                                           of Average
                                           Daily Net
Name of Series                               Assets              Reapproval Date              Reapproval Day
-----------------                      ----------------        --------------------         -------------------
Capital Appreciation
  Portfolio1                                *                    May 21, 1997                   May 21st

Disciplined Stock
  Portfolio                                .75 of 1%             May 21, 1997                   May 21st

Growth and Income
  Portfolio                                .75 of 1%             May 21, 1997                   May 21st

International Equity
  Portfolio                                .75 of 1%             May 21, 1997                   May 21st

International Value
  Portfolio                                       1%             May 21, 1997                   May 21st

Managed Assets
  Portfolio                                .75 of 1%             May 21, 1998                   May 21st

Money Market
  Portfolio                                .50 of 1%             May 21, 1997                   May 21st

Quality Bond
  Portfolio                                .65 of 1%             May 21, 1997                   May 21st

Small Cap Portfolio                        .75 of 1%             May 21, 1997                   May 21st

Small Company
  Stock Portfolio                          .75 of 1%             May 21, 1997                   May 21st

Zero Coupon 2000
  Portfolio                                .45 of 1%             May 21, 1997                   May 21st
*.55% of the first 150 million of total assets; .50% of the next $150 million of total assets; and .375% of total assets over $300 million.

1The Fund has employed Fayez Sarofim & Co. to act as sub-investment adviser.

                                   Page A-5

Exhibit B
         Listed below, as of December 20, 1996, is each registered investment company with a similar investment objective as the Series for which Dreyfus acts as investment adviser, the annual rate of fees payable to Dreyfus for such services by each company and the amount of each such company's net assets.




                                                Investment Advisory Fee as a                      Approximate Net
                                                Percentage of Average Daily                          Assets (in
Name of the Fund                                         Net Assets                                  millions)
-----------------------                       ---------------------------------              -------------------------
Dreyfus Asset Allocation
  Fund, Inc.                                                .75%                                       $ 59.7

Dreyfus LifeTime Portfolios
  Income Portfolio                                          .60%                                       $ 23.7
Growth and Income Portfolio                                 .75%                                       $133.4

Premier Balanced Fund                                      1.00%                                       $151.9

Dreyfus Balanced Fund, Inc.                                 .60%                                       $292.0

Comstock Partners Strategy
  Fund*                                                     .15%                                       $219.6

Comstock Partners Capital
  Value Fund**                                              ***                                        $256.7
*      Dreyfus acts as sub-investment adviser.
**    Dreyfus acts as sub-investment adviser and administrator.
***  Dreyfus receives an annual fee based on the Fund's average daily net assets as follows: .35% of assets less than $300 million; .30% of assets from $300 million to less than $750 million; .25% of assets from $750 million to less than
        $1 billion; .20% of assets $1 billion and over.

                                   Page B-1


                       DREYFUS VARIABLE INVESTMENT FUND
                          (MANAGED ASSETS PORTFOLIO)


         The undersigned, owner of one or more variable annuity contracts or variable life insurance policies offered by ______________ (the "Participating Insurance Company"), hereby instructs the Participating Insurance Company to vote, as indicated herein, all of the shares of the Managed Assets Portfolio (the "Series") of Dreyfus Variable Investment Fund (the "Fund") indicated below at a Special Meeting of Shareholders to be held at the offices of The Dreyfus Corporation, 200 Park Avenue, 7th Floor West, New York, New York, at 10:00 a.m. on Friday, January 31, 1997, and at any and all adjournments thereof, with all of the powers the undersigned possesses and especially (but without limiting the general authorization and power hereby given) to vote as indicated on the proposal, as more fully described in the proxy statement for the meeting.

                                                               Please mark
boxes in blue or black ink.

            1. To amend the Investment Advisory Agreement between the Fund and The Dreyfus Corporation with respect to the Series.

             ____  FOR              ____  AGAINST              ____ ABSTAIN

            2. To transact such other business as may properly come before the meeting, or any adjournment(s) thereof.

         VOTING INSTRUCTIONS ARE BEING SOLICITED BY THE FUND'S BOARD.

                                        Signature(s) should be exactly as name
                                        or names appearing on this form.  If
                                        signing is by attorney, executor,
                                        administrator, trustee or guardian,
                                        please give full title.


                                                  Dated:                , 1997



__________________________________            ________________________________
Policy Number                                 Signature(s)


__________________________________            ________________________________
Number of Shares                              Signature(s)




Sign, Date and Return this Information
  Form Promptly Using the
  Enclosed Envelope